Exhibit 99.1

McCLATCHY REPORTS SECOND QUARTER 2010 EARNINGS

·	Reports earnings per share of 9 cents and adjusted earnings per share from continuing operations(1) of 10 cents
·	Improving revenue trends continued in the second quarter of 2010
·	Cash expenses declined by 9.1%, or $24.8 million, from second quarter 2009, excluding restructuring-related charges
·	Leverage ratio improved for the fifth consecutive quarter to 4.43 times trailing 12 months cash flow

SACRAMENTO, Calif., July 29, 2010 – The McClatchy Company (NYSE-MNI) today reported net income in the second quarter of 2010 of $7.3 million, or 9 cents per share. Adjusted earnings(1) in the second quarter of 2010, excluding several unusual items, were $8.6 million, or 10 cents per share.

The company’s earnings from continuing operations in the second quarter of 2009 were $42.0 million, or 50 cents per share. Adjusted earnings from continuing operations(1) in the second quarter of 2009, excluding several unusual items, were $25.2 million, or 30 cents per share. Total net income including discontinued operations was $42.2 million, or 50 cents per share.

Unusual items affecting the second-quarter results in each year are discussed below.

Revenues in the second quarter of 2010 were $342.0 million, down 6.4% from revenues of $365.3 million in the second quarter of 2009.  Advertising revenues were $260.5 million, down 8.2% from 2009, and circulation revenues were $67.7 million, down 2.4%.

Second quarter 2010 cash operating expenses, excluding severance costs, declined $24.8 million, or 9.1%, from the 2009 second quarter. As a result, operating cash flow, a non-GAAP measure, was $93.9 million, up 1.6% from the second quarter of 2009 (Non-GAAP measurements are discussed below).

First Six Months Results:

Income from continuing operations in the first half of 2010 was $5.3 million, or 6 cents per share. Adjusted earnings from continuing operations,(1) excluding several unusual items discussed below, were 15 cents per share. Total net income, including discontinued operations, was $9.5 million, or 11 cents per share.

Income from continuing operations for the first six months of 2009 was $4.3 million, or 5 cents per share, and was affected by the unusual items discussed below. Adjusted earnings from continuing operations(1) were zero cents per share in the first half of 2009.  The company’s total net income for the first six months of 2009, including the results of discontinued operations, was $4.7 million, or 6 cents per share.

Revenues in the first six months of 2010 were down 7.3% to $677.6 million compared to $731.0 million in 2009.  Advertising revenues in the 2010 period totaled $513.5 million, down 9.7%, and circulation revenues were $137.4 million, down 0.3%.

Management’s Comments:

Commenting on McClatchy’s second quarter results, Gary Pruitt, chairman and chief executive officer, said, “Advertising revenue trends continued to improve as we anticipated.  Advertising revenues declined year-over-year by 8.2% compared to declines of 11.2% in the first quarter of 2010 and 20.5% in the fourth quarter of 2009.  We were also encouraged by the improving trends within the quarter: advertising revenues were down 10.2% in April, down 7.3% in May and down 6.4% in June.

“We continue to see signs of recovery. Notably, employment advertising, more than half of which is now online, was up 1.5% in May and 0.8% in June.  In fact, May 2010 was the first month with growth in employment advertising revenue in four years.

“We also reported growth in both national and total classified advertising in several of our markets for the quarter. So while the economic recovery hasn’t been robust or smooth, we believe it is beginning to spread across the markets we serve.

“In addition to improving revenue trends, our second-quarter results reflect our hard work in permanently reducing our expenses. While we have concluded the major restructuring plans carried out in 2009, we still held cash expenses down 9.1% below the second quarter of 2009 and operating cash flow was up $1.5 million.  Through the first six months of the year our operating cash flow grew $40.2 million, or 29.6%, to $175.8 million.

“As we look to the third quarter we expect continued improvement in advertising revenue trends. So far in July ad revenue trends are in the same range as June and we expect ad revenues to be down in the mid-single digits for all of the third quarter.  We expect to reduce cash expenses in the third quarter in the low-single digits despite the impact of higher newsprint prices and having rolled over our major restructuring actions in 2009. As a result, we continue to believe we are on track to maintain, if not grow, operating cash flow in 2010.”

Pat Talamantes, McClatchy’s chief financial officer, said, “We were able to extend a majority of our debt maturities to 2017 with our debt refinancing in February this year, and we have continued to reduce our debt. We’ve repaid more than $113 million in debt in the first six months of 2010, and debt principal at the end of June was $1.836 billion. Our maturities through 2013 consist of only $35.7 million due in mid 2011 and $43.5 million due in mid 2013.

“Our leverage profile also continued to improve. McClatchy’s leverage ratio declined for the fifth consecutive quarter, ending the second quarter at 4.43 times cash flow, down from 4.65 times cash flow at the end of the first quarter.  Our interest coverage ratio was 3.0 times cash flow at the end of the second quarter. Both of these measurements are well within our bank covenants.”

(1)Adjusted Earnings From Continuing Operations and EPS:

The company entered into several transactions and reported several unusual events in the second quarters and first halves of fiscal 2010 and 2009 that affected results:

·	The company incurred a loss related to its debt refinancing and debt repayments in the first quarter of 2010.
·	Compensation in 2010 and 2009 included pre-tax severance charges incurred in connection with the restructuring plans.
·
On May 21, 2009, the company launched a private debt exchange offer for all of its outstanding debt securities for a combination of cash and new debt securities. The offer closed on June 25, 2009, and the company exchanged $3.4 million in cash and $24.2 million of newly issued senior notes for $102.8 million of debt securities. All but $375,000 of the newly issued senior notes were retired in the company’s February 2010 debt refinancing.

·	During the second quarters of 2010 and 2009, the company recorded accelerated depreciation on production equipment associated with the outsourcing of printing at various newspapers.
·	Both the 2010 and 2009 second quarters included charges for certain discrete tax items.

The impacts of these items on the 2010 and 2009 results are summarized below (dollars in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
(Dollars in thousands, except per share amounts)
Income from continuing operations	$7,278	$42,003	$5,320	$4,279
Unusual items, net of tax:
Sale of equity investment	211	407	211	496
Loss (gain) on extinguishment of debt	17	(28,332)	4,732	(28,332)
Restructuring related charges	488	2,874	2,385	16,769
Amendment related write-offs of financing costs	-	258	-	258
Accelerated depreciation on equipment	1,824	7,460	1,824	7,460
Certain discrete tax items	(1,247)	492	(1,434)	(930)
Adjusted income from continuing operations	$8,571	$25,162	$13,038	$ Nil
Earnings per share:
Income from continuing operations	$0.09	$0.50	$0.06	$0.05
Adjusted income from continuing operations	$0.10	$0. 30	$0.15	$0.00

Non-GAAP Financial Measures:

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release the company has provided information regarding operating income, non-operating expenses and income, income taxes, net income and diluted earnings per share (EPS) excluding certain special or unusual items described in the table above. In addition the company has presented operating cash flows (defined as operating income plus depreciation and amortization, and restructuring related charges) along with operating cash flow margins (operating cash flow divided by net revenues) which are reconciled to GAAP measures in an attached schedule. Management believes these non-GAAP measures, when read in conjunction with the company’s GAAP financials, provide useful information to investors by offering:

·	the ability to make more meaningful period-to-period comparisons of the company’s on-going operating results;
·	the ability to better identify trends in the company’s underlying business;
·	a better understanding of how management plans and measures the company’s underlying business; and
·	an easier way to compare the company’s most recent results of operations against investor and analyst financial models.

Operating income, non-operating expenses and income, income taxes, net income and diluted earnings per share excluding certain special or unusual items should not be considered a substitute or an alternative to these computations calculated in accordance with and required by GAAP. Nor are operating cash flow and operating cash flow margins to be considered replacements for cash provided by operating activities as shown in the company’s statement of cash flows.

In addition, the company’s statistical report, which summarizes revenue performance for the second fiscal quarter and first half of 2010, follows.

At noon, Eastern time, today, McClatchy will review its results in a conference call (877-278-1205 pass code 86940127) and webcast (www.mcclatchy.com).  The webcast will be archived at McClatchy’s website.

About McClatchy

The McClatchy Company is the third largest newspaper company in the United States, publishing 30 daily newspapers, 43 non-dailies, and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which extend its audience reach. The websites offer users comprehensive news and information, advertising, e-commerce and other services. Together with its newspapers and direct marketing products, these interactive operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the Fort Worth Star-Telegram, The Kansas City Star, The Charlotte Observer, and The News & Observer (Raleigh).

McClatchy also owns a portfolio of premium digital assets, including 14.4% of CareerBuilder, the nation's largest online job site, 25.6% of Classified Ventures, a newspaper industry partnership that offers two of the nation's premier classified websites: the auto website, cars.com, and the rental site, Apartments.com and 33.3% of HomeFinder, LLC which operates the real estate website HomeFinder.com. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, anticipated savings from cost reduction efforts, future dividend payments, cash flows, debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the duration and depth of the economic recession; McClatchy may not generate cash from operations, or otherwise, necessary to reduce debt or meet debt covenants as expected; McClatchy may not consummate contemplated transactions to enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; the company’s inability to continue to satisfy the New York Stock Exchange’s qualitative and quantitative listing standards for continued listing; increases in the cost of newsprint; bankruptcies or financial strain of its major advertising customers; litigation or any potential litigation; geo-political uncertainties including the risk of war; changes in printing and distribution costs from anticipated levels; changes in interest rates; changes in pension assets and liabilities; increased consolidation among major retailers in our markets or other events depressing the level of advertising; our inability to negotiate and obtain favorable terms under collective bargaining agreements with unions; competitive action by other companies; decreased circulation and diminished revenues from retail, classified and national advertising; and other factors, many of which are beyond our control; as well as the other risks detailed from time to time in the company’s publicly filed documents, including the company’s Annual Report on Form 10-K for the year ended December 27, 2009, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

#########

***THE McCLATCHY COMPANY***
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
REVENUES - NET:
Advertising	$260,540	$283,661	$513,461	$568,350
Circulation	67,666	69,351	137,352	137,831
Other	13,824	12,323	26,782	24,779
	342,030	365,335	677,595	730,960
OPERATING EXPENSES:
Compensation	129,934	140,127	267,570	323,435
Newsprint and supplements	32,651	45,495	64,963	99,871
Depreciation and amortization	35,904	43,630	67,722	78,007
Other operating expenses	86,444	91,295	173,652	195,721
	284,933	320,547	573,907	697,034

OPERATING INCOME	57,097	44,788	103,688	33,926

NON-OPERATING (EXPENSES) INCOME:
Interest expense	(49,449)	(34,305)	(90,216)	(68,226)
Interest income	44	6	71	37
Equity income (losses) in unconsolidated companies, net	3,739	1,601	2,785	(1,529)
Gain (loss) on extinguishment of debt	(27)	44,829	(7,519)	44,829
Other - net	95	(233)	104	(334)
	(45,598)	11,898	(94,775)	(25,223)

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAX PROVISION	11,499	56,686	8,913	8,703

INCOME TAX PROVISION	4,221	14,683	3,593	4,424

INCOME FROM CONTINUING OPERATIONS	7,278	42,003	5,320	4,279

INCOME FROM DISCONTINUED OPERATIONS - NET OF INCOME TAXES	-	210	4,161	419

NET INCOME	$7,278	$42,213	$9,481	$4,698

NET INCOME PER COMMON SHARE:
Basic:
Income from continuing operations	$0.09	$0.50	$0.06	$0.05
Income from discontinued operations	-	-	0.05	0.01
Net income per share	$0.09	$0.50	$0.11	$0.06

Diluted:
Income from continuing operations	$0.09	$0.50	$0.06	$0.05
Income from discontinued operations	-	-	0.05	0.01
Net income per share	$0.09	$0.50	$0.11	$0.06

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	84,673	83,623	84,625	83,321
Diluted	85,484	83,632	85,396	83,331

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	Quarter 2
	Combined			Print Only			Online Only

Revenues - Net:	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change

Advertising
Retail	$133,493	$149,442	-10.7%	$115,343	$131,942	-12.6%	$18,150	$17,500	3.7%
National	23,647	24,141	-2.0%	18,026	18,767	-3.9%	5,621	5,374	4.6%
Classified Total	73,116	80,157	-8.8%	49,912	56,327	-11.4%	23,204	23,829	-2.6%
Automotive	21,107	23,627	-10.7%	13,400	15,452	-13.3%	7,707	8,175	-5.7%
Real Estate	14,790	18,692	-20.9%	11,169	14,280	-21.8%	3,621	4,412	-17.9%
Employment	14,894	15,148	-1.7%	6,954	7,600	-8.5%	7,941	7,548	5.2%
Other	22,325	22,690	-1.6%	18,390	18,996	-3.2%	3,936	3,694	6.6%
Direct Marketing	30,033	29,402	2.1%	30,033	29,402	2.1%
Other Advertising	251	519	-51.6%	251	520	-51.7%
Total Advertising	$260,540	$283,661	-8.2%	$213,565	$236,958	-9.9%	$46,975	$46,703	0.6%

Circulation	67,665	69,351	-2.4%
Other	13,824	12,323	12.2%
Total Revenues	$342,029	$365,335	-6.4%

Advertising Revenues by Market:
California	$46,867	$51,417	-8.8%	$38,853	$43,407	-10.5%	$8,014	$8,010	0.0%
Florida	35,267	39,540	-10.8%	28,910	32,469	-11.0%	6,357	7,071	-10.1%
Texas	29,396	31,262	-6.0%	24,418	26,462	-7.7%	4,978	4,800	3.7%
Southeast	75,616	82,246	-8.1%	61,618	68,522	-10.1%	13,998	13,724	2.0%
Midwest	44,382	46,723	-5.0%	35,927	38,928	-7.7%	8,455	7,796	8.5%
Northwest	28,995	32,434	-10.6%	23,839	27,170	-12.3%	5,156	5,263	-2.0%
Other	17	39	-56.4%	0	0	0.0%	17	39	-56.4%
Total Advertising	$260,540	$283,661	-8.2%	$213,565	$236,958	-9.9%	$46,975	$46,703	0.6%

Advertising Statistics for Dailies:
Full Run ROP Linage				5,107.7	5,407.8	-5.5%

Millions of Preprints Distributed				1,249.7	1,357.6	-7.9%

Average Paid Circulation:*
Daily				2,145.9	2,299.0	-6.7%
Sunday				2,753.4	2,953.6	-6.8%

Columns may not add due to rounding

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	June Year-to-Date
	Combined			Print Only			Online Only

Revenues - Net:	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change

Advertising
Retail	$264,299	$297,257	-11.1%	$229,395	$264,438	-13.3%	$34,905	$32,819	6.4%
National	49,260	51,694	-4.7%	38,142	41,284	-7.6%	11,118	10,411	6.8%
Classified Total	143,437	161,709	-11.3%	98,120	114,806	-14.5%	45,316	46,902	-3.4%
Automotive	41,624	47,502	-12.4%	26,399	31,564	-16.4%	15,225	15,937	-4.5%
Real Estate	29,231	38,430	-23.9%	22,032	29,757	-26.0%	7,199	8,673	-17.0%
Employment	28,931	32,342	-10.5%	13,533	16,820	-19.5%	15,399	15,522	-0.8%
Other	43,650	43,435	0.5%	36,156	36,665	-1.4%	7,494	6,770	10.7%
Direct Marketing	55,710	56,810	-1.9%	55,710	56,810	-1.9%
Other Advertising	755	880	-14.2%	755	880	-14.2%
Total Advertising	$513,461	$568,350	-9.7%	$422,122	$478,218	-11.7%	$91,339	$90,132	1.3%

Circulation	137,351	137,831	-0.3%
Other	26,782	24,779	8.1%
Total Revenues	$677,594	$730,960	-7.3%

Advertising Revenues by Market:
California	$92,641	$103,181	-10.2%	$77,257	$87,683	-11.9%	$15,383	$15,497	-0.7%
Florida	74,126	83,657	-11.4%	61,227	70,095	-12.7%	12,899	13,562	-4.9%
Texas	57,768	63,263	-8.7%	48,062	53,842	-10.7%	9,706	9,422	3.0%
Southeast	147,894	163,132	-9.3%	120,929	136,147	-11.2%	26,965	26,985	-0.1%
Midwest	84,894	91,771	-7.5%	68,746	77,300	-11.1%	16,147	14,471	11.6%
Northwest	56,102	63,291	-11.4%	45,901	53,151	-13.6%	10,203	10,139	0.6%
Other	36	55	-34.5%	0	0	0.0%	36	56	-35.7%
Total Advertising	$513,461	$568,350	-9.7%	$422,122	$478,218	-11.7%	$91,339	$90,132	1.3%

Advertising Statistics for Dailies:
Full Run ROP Linage				10,053.9	10,726.6	-6.3%

Millions of Preprints Distributed				2,494.2	2,683.6	-7.1%

Average Paid Circulation:*
Daily				2,186.5	2,386.4	-8.4%
Sunday				2,804.5	3,031.9	-7.5%

Columns may not add due to rounding

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***THE McCLATCHY COMPANY***
Reconciliation of GAAP Measures to Non-GAAP Amounts
(In thousands)

Reconciliation of Operating Income to Operating Cash Flows

	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
REVENUES - NET:
Advertising	$260,540	$283,661	$513,461	$568,350
Circulation	67,666	69,351	137,352	137,831
Other	13,824	12,323	26,782	24,779
	342,030	365,335	677,595	730,960
OPERATING EXPENSES:
Compensation excluding restructuring charges	129,027	136,109	263,138	299,689
Newsprint and supplements	32,651	45,495	64,963	99,871
Other cash operating expenses	86,444	91,295	173,652	195,721
Cash operating expenses excluding restructuring charges	248,122	272,899	501,753	595,281
Restructuring related compensation	907	4,018	4,432	23,746
Depreciation and amortization	35,904	43,630	67,722	78,007
Total operating expenses	284,933	320,547	573,907	697,034
OPERATING INCOME	57,097	44,788	103,688	33,926
Add back:
Depreciation and amortization	35,904	43,630	67,722	78,007
Restructuring related compensation charges	907	4,108	4,432	23,746
OPERATING CASH FLOW	$93,908	$92,436	$175,842	$135,679

OPERATING CASH FLOW MARGIN	27.5%	25.3%	26.0%	18.6%

Reconciliation of Net Income to Adjusted Net Income

Net income from continuing operations	$7,278	$42,003	$5,320	$4,279
Add back certain items, net of tax:
Loss (gain) on extinguishment of debt	17	(28,332)	4,732	(28,332)
Restructuring related charges	488	2,874	2,385	16,769
Loss on sale of equity investments	211	407	211	496
Amendment related write-off of financing costs	-	258	-	258
Accelerated depreciation on equipment	1,824	7,460	1,824	7,460
Certain discrete tax items	(1,247)	492	(1,434)	(930)
Adjusted income from continuing operations	$8,571	$25,162	$13,038	$-

Earnings per share:
Income from continuing operations	$0.09	$0.50	$0.06	$0.05
Adjusted income from continuing operations	$0.10	$0.30	$0.15	$ Nil